Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-166265, 333-156000, 333-148202, 333-136941, 333-88670 and 333-33667 on Form S-8 of Biglari Holdings Inc. of our report dated March 31, 2015, relating to the financial statements of The Lion Fund II, L.P. appearing in this Annual Report on Form 10-K/A of Biglari Holdings Inc. for the year ended September 24, 2014.

/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
March 31, 2015